Exhibit 99.1

Organic Holdings, LLC and subsidiaries

Financial Statements

For the Years Ended December 31, 2014 and 2013

Organic Holdings, LLC and subsidiaries

Contents

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Independent Auditors’ Report

To the Members

Organic Holdings, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Organic Holdings, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated balance sheets of Organic Holdings, LLC and subsidiaries as of December 31, 2014 and 2013, and the results of their consolidated operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Foelgner Ronz & Straw, P.A.

St. Petersburg, Florida

April 21, 2015

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Organic Holdings, LLC and subsidiaries

Consolidated Balance Sheets

December 31,	2014	2013

ASSETS

Current assets:
Cash and equivalents	$889,026	$916,308
Accounts receivable, net	3,152,777	5,110,052
Inventory, net	3,249,759	3,958,168
Prepaid expenses	289,008	113,887
Total current assets	7,580,570	10,098,415

Property and equipment, net	141,410	344,733
Debt financing costs	464,698	180,184
Deposits	104,829	58,970

	$8,291,507	$10,682,302

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable	$3,626,640	$3,937,739
Accrued expenses	2,378,176	4,637,120
Line of credit	559,504	2,046,955
Total current liabilities	6,564,320	10,621,814

Derivative warrant liability, at fair value	2,363,000	913,000
Long term debt, net of debt discount	4,391,250	4,188,333
Long term liability	–	124,000
Total liabilities	13,318,570	15,847,147

Members' deficit	(5,027,063)	(5,164,845)

	$8,291,507	$10,682,302

See accompanying notes to financial statements.

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Organic Holdings, LLC and subsidiaries

Consolidated Statements of Operations

Year ended December 31,	2014	2013

Gross sales	$35,923,664	$43,151,934
Less: Sales returns and discounts	(4,937,816)	(7,380,450)
Net sales	30,985,848	35,771,484

Cost of goods sold	18,077,385	21,473,179

Gross margin	12,908,463	14,298,305

Selling, general and administrative expense	10,326,720	13,230,299

Operating income	2,581,743	1,068,006

Other income (expense)
Interest expense	(993,961)	(839,581)
Change in value of derivative warrant liability	(1,450,000)	38,000
Other expense	(2,443,961)	(801,581)

Net income	$137,782	$266,425

See accompanying notes to financial statements.

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Organic Holdings, LLC and subsidiaries

Consolidated Statements of Members’ Deficit

Members'
Deficit

Balance, December 31, 2012	$(5,425,422)

Distributions to members	(5,848)

Net income	266,425

Balance, December 31, 2013	$(5,164,845)

Net income	137,782

Balance, December 31, 2014	$(5,027,063)

See accompanying notes to financial statements.

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Organic Holdings, LLC and subsidiaries

Consolidated Statements of Cash Flows

Year ended December 31,	2014	2013

Cash flows from operating activities:
Net income	$137,782	$266,425
Adjustments to reconcile net income to
net cash provided by (used) in operating activities:
Depreciation	89,261	72,363
Amortization of debt discount	202,917	139,333
Amortization of debt financing costs	57,657	57,532
Change in fair value of derivative warrant liability	1,450,000	(38,000)
Changes in operating assets and liabilities:
Accounts receivable	1,957,275	(1,965,267)
Inventory	708,409	93,120
Prepaid expenses	(48,208)	25,879
Accounts payable	(435,099)	(481,076)
Accrued expenses	(2,258,944)	(503,107)
Net cash provided by (used) in operating activities	1,861,050	(2,332,798)

Cash flows from investing activities:
Purchases of property and equipment	(12,851)	(186,535)
Increase in deposits	(45,859)	(53,720)
Net cash used in investing activities	(58,710)	(240,255)

Cash flows from financing activities:
Payment of debt financing costs	(342,171)	(15,483)
Net payments on line of credit	(1,487,451)	(1,000,000)
Distributions to members	–	(5,848)
Net cash used in financing activities	(1,829,622)	(1,021,331)

Net decrease in cash	(27,282)	(3,594,384)
Cash, beginning of the year	916,308	4,510,692
Cash, end of the year	$889,026	$916,308

Supplemental disclosure of cash flow information:
Cash paid for interest	$733,387	$700,248
Noncash financing activities:
Long term debt classified as derivative warrant liability	$–	$591,000

See accompanying notes to financial statements.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

1.	Nature of Operations

Organic Holdings, LLC and subsidiaries (collectively, the “Company”), a Delaware limited liability corporation, was formed in October 2009 with headquarters in Boca Raton, Florida. The Company is principally engaged in the business of developing, formulating, manufacturing, distributing and marketing branded and private-label nutritional products and dietary supplements.

2.	Significant Accounting Policies

Basis of consolidation

The consolidated financial statements include the accounts of Organic Holdings, LLC and its wholly-owned subsidiaries:

Reserve Life Organics, LLC (d/b/a Reserveage Organics)

ResVitale, LLC

InnoVitamin Organics, LLC

Organics Management LLC

Re-Body, LLC

CocoaWell, LLC

Fembody, LLC

Reserve Life Nutrition, LLC

Innovita Specialty Distribution, LLC

Joie Essance, LLC

All intercompany transactions have been eliminated in consolidation.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially expose the Company to concentrations of credit risk include cash and trade accounts receivable. Cash includes accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Company has not experienced any losses on such accounts.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

The Company’s gross sales are concentrated in several large customers as shown in the table below:

Year ended December 31,	2014		2013
	Sales	% of Total	Sales	% of Total
Customer 1	$10,262,624	29%	$15,304,322	35%
Customer 2	8,070,859	22%	8,257,024	19%
Customer 3	4,677,332	13%	4,506,896	10%
All other customers	12,912,849	36%	15,083,692	35%
Total	$35,923,664	100%	43,151,934	100%

The Company used two manufacturers to supply a significant portion of its inventory in 2014 and 2013. Purchases from these vendors amounted to 47% and 10% of total purchases in 2014 and 46% and 10% of total purchases in 2013.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents are carried at fair market value.

Accounts Receivable

Accounts receivable relate to sales to customers on account in the ordinary course of business and are carried on a gross basis less the allowance for doubtful accounts. Management estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers and the amount and age of past due accounts. As of December 31, 2014 and 2013, the Company had recorded an allowance for doubtful accounts of $366,000 and $275,000, respectively. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are written off against the allowance for doubtful accounts only after collection attempts have been exhausted. Approximately 27%, 25% and 19% of the Company’s total accounts receivable related to three customers as of December 31, 2014. Approximately 55% of the Company’s total accounts receivable related to one customer as of December 31, 2013.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

Inventories

Inventories consist of finished product of packaged nutritional supplements, raw materials used in the manufacturing process, and packaging and labels. The cost of inventory is valued at lower of cost or market using the average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense for the years ended December 31, 2014 and 2013 was $89,261 and $72,363 respectively, and is computed over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are depreciated over the shorter of their useful life or of the lease term.

Debt financing costs

Debt financing costs include direct costs incurred by the Company as part of long term debt financings. Amortization is provided using the interest method over the terms of the debt and is included in interest expense.

Revenue Recognition

Revenue is recognized upon shipment of inventory. Sales are recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the seller’s price to the buyer is fixed or determinable; and, (4) collectability is reasonably assured.

Net sales represent products at gross sales price, less estimated returns and allowances for which provisions are made at the time of sale and less other early payment discounts and sales incentives. The cost of product given to customers for no additional charge is also classified as sales discounts.

The Company’s largest customer has the right to return inventory to the Company that is outdated, slow-moving, discontinued or recalled (as defined by the purchase agreement). Another significant customer includes the right to return product within a specific time period, and to withhold payment for expected returns, as specified in individual purchase orders. The Company may allow a recurring customer to return inventory on a case-by-case basis regardless of the existence of a contractual right of return.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

The Company reserves for estimated returns based on historical rates of returns and specific identification of potential returns. The amount of future returns is inherently uncertain and may differ from the estimated returns.

The Company has recorded a reserve of $574,902 and $2,602,396 as of December 31, 2014 and 2013, respectively. The reserve includes the deferred gross profit for the estimated returns as well as the estimated unrecoverable cost of the returned inventory. The reserve is included in Accrued Expenses on the Consolidated Balance Sheet.

Costs of Goods Sold and Shipping and Handling Costs

Cost of goods sold includes expenses incurred to acquire and produce inventory for sale, including raw material product costs, manufacturing, packaging, freight-in, and import costs and certain warehousing, or handling, costs associated with the receiving or manufacturing of goods for sale. Cost of goods sold includes the cost of inventory related to estimated customer returns that cannot be resold to other customers. The Company’s shipping and handling costs are included in cost of goods sold.

Advertising Costs

Advertising costs are expensed when incurred. Advertising expense was $ 688,201 and $1,324,253 in 2014 and 2013, respectively.

Income taxes

For income tax reporting purposes, the Company is a pass-through tax entity. As such, the members include their respective share of taxable income of the Company in their individual tax returns and no federal or state income tax is imposed on the Company.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. Income tax filings are subject to audit by taxing authorities and filings for periods after 2011 are open to examination by taxing authorities.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

Fair Value of Financial Instruments

The fair value of financial instruments is measured as the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs corroborated by market data.

Level 3: Unobservable inputs not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts receivable, inventory, prepaid expenses and accounts payable and accrued expenses.

The Company’s line of credit and long term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements as of December 31, 2014 and 2013.

The Company’s Level 3 financial liabilities include the derivative warrant liability embedded in its long-term note payable. There is no current market for this security and as a result the determination of fair value requires significant judgment or estimation. The Company revalues its derivative warrant liability at each reporting period and recognizes gains or losses in the consolidated statements of operations attributable to the change in the fair value of the derivative warrant liability. The table below sets forth a summary of changes in the fair value of the warrant liability:

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

Year ended December 31,	2014	2013
Balance, beginning of year	$913,000	$380,000
Issuance of derivative warrant liability	–	571,000
Change in fair value	1,450,000	(38,000)
Balance, end of year	$2,363,000	$913,000

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts on the 2013 consolidated financial statements have been reclassified to conform to 2014 presentation.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to December 31, 2014 as of April 21, 2015, which is the date the financial statements were issued. Subsequent events occurring after April 21, 2015 have not been evaluated by management.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

3.	Inventory

Inventory consists of the following:

December 31,	2014	2013
Finished goods	$2,700,133	$4,551,222
Raw materials	604,346	846,668
Packaging and labels	322,739	765,640
	3,627,218	6,163,530
Reserve for slow-moving and obsolete inventory	(377,459)	(2,205,362)
	$3,249,759	$3,958,168

4.	Property and Equipment

Property and equipment as of December 31, 2014 and 2013 consists of:

	Estimated	December 31,
	Useful Lives	2014	2013
Computer equipment and software	3 years	$228,909	$345,708
Furniture and office equipment	7 years	151,650	151,650
Leasehold improvements	2 years	2,891	75,658
		383,450	573,016
Less: Accumulated depreciation		(242,040)	(228,283)
		$141,410	$344,733

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

5.	Accrued Expenses

Accrued expenses as of December 31, 2014 and 2013 consist of:

	December 31,
	2014	2013
Accrued expenses	$1,803,274	$2,034,724
Reserve for estimated returns	574,902	2,602,396
	$2,378,176	$4,637,120

6.	Lines of Credit

The Company entered into a revolving line of credit with a lender in November 2014. The line of credit had an maximum facility amount of $5,000,000 and outstanding principal of $559,504 as of December 31, 2014. The lender may make advances based on available collateral of accounts receivable and finished goods inventory, as defined in the loan agreement. Interest is due monthly at 1.5% plus a base rate, which is the greater of (a) 3.25%, (b) the Prime rate, (c) or the federal funds rate plus 0.5%. The loan is collateralized by a first interest in all assets of the Company. Early termination fees apply through the second anniversary of the loan and restrictive financial covenants apply starting in 2015. The line of credit matures on November 24, 2017.

As of December 31, 2013 the Company had a non-revolving line of credit with an outstanding balance of $2,046,955. The line of credit was repaid in 2014. The interest rate was 6% and was collateralized by accounts receivable, inventory, equipment, intangibles and fixtures and was guaranteed by the two members of the Company.

7.	Long Term Debt and Warrant

Long term debt

On December 28, 2013 the Company borrowed $5,000,000 and entered into a Note and Warrant Purchase Agreement. The note bears interest at the greater of 12% or the prime rate plus 4%. Interest-only payments are due monthly and principal is due in full on December 31, 2017. Prepayment penalties of 5% apply in the first year and decrease by 1% each year thereafter. The note is secured by a second lien on all assets and is subordinated to the line of credit. Restrictive financial covenants apply with respect to debt levels, EBITDA and working capital.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

During 2014 the Company received waivers from the lender for covenant violations during various months through June 2014. The Company was in compliance with all debt covenants for July through December 2014. In 2013, the Company obtained a waiver from the lender relating to its violation of certain financial covenants, in which the lender waived past and future covenant defaults through December 31, 2013.

Warrants

In connection with the borrowing under the note payable above, the Company issued to the note holder a warrant to purchase a 2.5% equity interest in the Company at an exercise price of $100. The warrant may be exercised at any time, has a term of 10 years and includes both a put and call provision which can be triggered upon the occurrence of certain events. The warrant may be called by the Company upon a (a) change in control, (b) payment of 70% of the principal balance under the note, or (c) at the maturity date of the note. The warrant holder can exercise their put option upon (a) an event of default, (b) upon payment of the 70% of the principal balance of the note, or (c) at the maturity date of the note. In the event the put or call provision is exercised, the remaining principal amount of the note is also due in full. The put and call price is based on the lesser of the sales price (if applicable) or based on a historical EBITDA multiple, as defined by the agreement.

Based on relevant accounting guidance, the note is a hybrid instrument containing an embedded derivative feature which would individually require separate accounting as a derivative instrument. The embedded derivative feature includes the warrant as well as the warrant’s put and call feature. The value of the embedded derivative liability has been bifurcated from the debt and recorded as a separate liability, resulting in a reduction of the initial carrying amount of the note. This reduction in the carrying amount of the note is considered an unamortized discount on the debt instrument.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

The embedded derivative within the note has been valued using a discounted probability-weighted cash flow approach, recorded at fair value at the date of issuance; and is marked-to-market with the change in fair value recorded in the Company’s consolidated statements of operations as income or expense. The change in fair value resulted in $1,450,000 of expense for the year ended December 31, 2014 and $38,000 of income for 2013.

The fair value of the initial derivative was estimated at $380,000 as of the date of issuance in 2012 and was recorded as a liability on the Balance Sheet. The note payable was recorded net of a corresponding $380,000 discount, which is amortized as interest expense in the consolidated statements of operations using the effective-interest method over the 5-year term of the note.

Additional 2013 warrant

In July 2013 the Company issued the lender an additional warrant to purchase a 7.5% equity interest in the Company. The warrant has terms similar to the initial 2.5% warrant, but also provides for a decrease in the equity interest depending on the Company’s EBITDA (earnings before interest, taxes, depreciation & amortization). The fair value of the 2013 warrant derivative was estimated at $571,000 when granted during 2013 and was recorded in the same manner as the initial warrant derivative above.

8.	Operating Leases

Rent expense was $ 278,787 and $371,773 for the years ended December 31, 2014 and 2013, respectively. Future minimum lease payments under noncancellable operating leases (with an initial or remaining term in excess of one year) are as follows:

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

Operating leases
Year ended December 31:
2015	$224,943
2016	233,518
2017	24,590
2018	1,700

$484,751

9.	401(k) Retirement Plan

The Company maintains a 401(k) retirement plan (the Plan) for its employees who have completed one year of service. Under the Plan, eligible employees may contribute their compensation to the Plan on a pre-tax or after-tax (Roth) basis, subject to Internal Revenue Service limits. The Company made discretionary matching contributions of $45,046 and $30,318 to the Plan in the years ended December 31, 2014 and 2013, respectively.

10.	Commitments and Contingencies

Employment Agreements

The Company has employment agreements with several key employees. These agreements have a term of one year and renew automatically for subsequent one year periods. The agreements provide for base compensation plus a grant of management incentive units (MIU’s). As of December 31, 2014, the Company had granted MIU’s to seven individuals. No distributions were paid to MIU holders in 2014 or 2013.

Regulatory framework and Product-related Contingencies

The Company has been, and in the future may be, subject to product liability claims, including that products caused injury or illness, do not include inadequate instructions for use or warnings concerning possible side effects or interactions with other substances. The Company also is at risk of claims from consumers and class action lawsuits relating to claims made for products and the substantiation of such claims.

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Organic Holdings, LLC and subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2014 and 2013

The Company could experience product recalls or a significant amount of product returns, and the Company may incur significant and unexpected costs, and its business reputation could be materially adversely affected.

The Company's operations, including the formulation, manufacturing, advertising and sale of its products, are subject to regulation by various, federal, state and local government agencies in the United States and internationally. The Company may be subject to challenges to its marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on Company's results of operations and financial condition.

Other contingencies

The Company is subject to various other legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions is undeterminable and should not materially affect the Company’s financial statements.

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